Exhibit 10.1

AMENDMENT TO THIRD AMENDED AND RESTATED EMPLOYMENT AND NONCOMPETITION AGREEMENT

This Amendment (this “Amendment”) to the Third Amended and Restated Employment and Noncompetition Agreement, dated as of January 25, 2020 (the “Employment Agreement”), by and between Robert R. Hill, Jr. (the “Executive”) and South State Corporation, a bank holding corporation organized under the laws of South Carolina (the “Company”), is entered into as of May 26, 2022.

W I T N E S E T H:

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided herein to amend certain requirements regarding the termination of his position and responsibilities with the Company;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	The last two sentences of Section 3(a), beginning with “From the Effective Date until the third anniversary thereof (the “Specified Period”)…” and “For purposes of this Agreement…”, respectively, are hereby deleted and replaced in their entirety with the following:

“During the Term, (i) the removal of Executive from the position of Executive Chairman of the Company, or failure to appoint or re-nominate Executive to, such position, (ii) any termination of Executive’s employment by the Company or (iii) any modification to Executive’s reporting relationships as set forth in this Agreement or Article III of the bylaws of the Company shall, in each case, require the affirmative vote of not less than a majority of the Entire Board of Directors. For purposes of this Agreement, the term “Entire Board of Directors” means the total number of directors that the Board would have if there were no vacancies.”

2.	The penultimate sentence of Section 6(a), beginning with “Further, Executive shall not be deemed…”, is hereby deleted and replaced in its entirety with the following:

“Further, Executive shall not be deemed to be discharged for Cause unless and until there is delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Entire Board of Directors at a meeting called and duly held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel for Executive, to be heard before the Board), finding in good faith that Executive is guilty of the conduct set forth above and specifying the particulars thereof in detail.”

3.	Except as set forth in this Amendment, all other terms and conditions of the Employment Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the day and year first above written.

SOUTH STATE CORPORATION
By:
Susan Bagwell
Executive Vice President, Human Resources

EXECUTIVE

Robert R. Hill, Jr.

[Signature Page to Amendment to Employment Agreement]